EXHIBIT 21.1

SUBSIDIARIES OF WHITEHORSE FINANCE, INC.

Name	Jurisdiction

WhiteHorse Finance Warehouse, LLC	Delaware

Bayside Financing S.A.R.L.	Luxembourg